Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Verenium Corporation 2010 Equity Incentive Plan, as amended of our reports dated April 1, 2013, with respect to the consolidated financial statements of Verenium Corporation and the effectiveness of internal control over financial reporting of Verenium Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP

San Diego, California

June 20, 2013